UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

_________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 15, 2014

RELIABILITY INCORPORATED
(Exact name of registrant as specified in its charter)

Texas	000-7092	75-0868913
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

53 Forest Avenue, First Floor
Old Greenwich, Connecticut 06870
 (Address of principal executive offices)

Registrant's telephone number, including area code:
(203) 542-0235

 (Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.  Unregistered Sales of Equity Securities.

On January 15, 2014 Reliability Incorporated (the “Company”) issued 3,401,360 shares of its common stock, no par value, in a private placement to Lone Star Value Investors, LP (“Lone Star”) at $0.0147 per share for total proceeds of $50,000.  No underwriting discounts or commissions were paid in connection with the issuance of the Company’s common stock.  The issuance of such shares of the Company’s common stock was deemed exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), by virtue of Section 4(2) of the Securities Act.  Each stock certificate shall bear the appropriate restrictive legend.  Jeffrey E. Eberwein is the manager of Lone Star’s general partner and is the president, chief executive officer and a director of the Company; Lone Star thus had adequate access to information about the Company. Lone Star is an accredited investor, as defined under Rule 501 of the Securities Act.  None of the securities issued is convertible.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RELIABILITY INCORPORATED (Registrant)
Date: January 17, 2014	By:	/s/ Jeffrey E. Eberwein
Name: Jeffrey E. Eberwein
Title: President and CEO